Exhibit 99.1

Equinix Investor Relations Contact:	Equinix Media Contact:
Jason Starr	David Fonkalsrud
Equinix, Inc.	K/F Communications, Inc.
(650) 513-7020	(415) 255-6506
jstarr@equinix.com	dave@kfcomm.com

FOR IMMEDIATE RELEASE

EQUINIX GAINS ADDITIONAL $10 MILLION INVESTMENT; ACCELERATES

CASH FLOW POSITIVE FROM OPERATIONS PROJECTION TO THIRD QUARTER

2003

Foster City, CA—April 30, 2003—Equinix, Inc. (Nasdaq: EQIX), the leading provider of network-neutral data centers and Internet exchange services, today announced that Crosslink Capital has entered into definitive agreements for a $10 million investment in Equinix. Crosslink is a private equity investment firm that focuses on investing in software, services and semiconductor companies. The Crosslink investment combined with last year’s $30 million investment from Singapore Technologies Telemedia Pte Ltd (ST Telemedia) completes the funding goal of $40 million announced late last year and provides the company with additional funds to assure a comfortable cash position until profitability.

As a part of the transaction, which is targeted for completion in June, Gary Hromadko, Venture Partner, Crosslink Capital will join the Equinix Board of Directors. The closing of the transaction and its timing are subject to the approval of Equinix’s stockholders, SEC clearance and the satisfaction and waiver of other closing conditions. A proxy statement will be filed today with the SEC to seek stockholder approval of the shares to be issued in connection with the transaction. Citigroup Global Markets acted as financial advisor on the transaction.

“Equinix has many of the qualities that we look for in an investment opportunity: a position of market leadership, strong customer traction with well-respected companies, a demonstrated track record of success, and the vision, management team and financial stability to continue as a long-term leader,” said Gary Hromadko, Crosslink Capital.

“Over the past six months, Equinix has transformed its financial standing,” said Peter Van Camp, CEO of Equinix. “The investments and cash that Equinix acquired at the end of last year allowed the company to significantly reduce outstanding debt and strengthen the balance sheet. With this new investment, Equinix will significantly increase operating cash reserves to a comfortable level for the long run. Our improved financial position and growing market share combined with continued strong execution gives us the confidence to accelerate our profitability goals to becoming cash flow positive from operations within the third quarter of this year—a tremendous achievement in the face of an complex international integration effort and a challenging market.”

Equinix’s Internet exchange services enable enterprise and Internet companies to quickly, easily and privately interconnect with a choice of business partners, service providers and customers, providing them with the flexibility, speed and adaptability they need to accelerate business growth, and improve Internet performance. By operating within these neutral hubs of network service providers, companies can cost-effectively execute strategic connectivity agreements with their key business partners within a highly secure and reliable environment.

About Crosslink Capital

Since 1989, Crosslink Capital has invested in emerging technology companies. Currently, its venture investing activities are focused on the software, core technology/semiconductor and business services industries. Crosslink invests in very early, seed stage financings all the way through later stage private opportunities and into the public market. This strategy allows Crosslink to remain a long-term investor in its portfolio companies. Crosslink Capital was the first venture capital firm in the U.S. to fully integrate public and private technology investing. To learn more about Crosslink Capital visit www.crosslinkcapital.com.

About Equinix

Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies and network services providers. Through the company’s 15 Internet Business Exchange™ (IBX®) centers in six countries, customers can directly interconnect with the providers that serve more than 90% of the world’s Internet networks and users for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.

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This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the failure of the transaction to close, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix’s filings with the Securities and Exchange Commission. In particular, see Equinix’s recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.